Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"BPO ACQUISITION CORP.", A DELAWARE CORPORATION,

WITH AND INTO "BPO MANAGEMENT SERVICES, INC" UNDER THE NAME OF "BPOMS/HRO, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTEENTH DAY OF DECEMBER, A.D. 2006, AT 3:24 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIFTEENTH DAY OF DECEMBER, A.D. 2006, AT 5:01 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4005818 8100M

061152350

AUTHENTICATION: 5284705

DATE: 12-15-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:35 PM 12/15/2006
FILED 03:24 PM 12/15/2006
SRV 061152350 - 4005818 FILE

CERTIFICATE OF MERGER

of

BPO ACQUISITION CORP.
(a Delaware corporation)

with and into

BPO MANAGEMENT SERVICES, INC.
(a Delaware corporation)

Under Section 251(c) of the General Corporation Law of the State of Delaware

The undersigned corporation, BPO Management Services, Inc., hereby certifies that:

FIRST: The name and state of incorporation of each of the constituent corporations is: BPO Acquisition Corp., a Delaware corporation (the "Disappearing Corporation"), and BPO Management Services, Inc., a Delaware corporation (the "Surviving Corporation").

SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: Pursuant to the agreement of merger, the Disappearing Corporation will merge with and into the Surviving Corporation, at which time the name of the Surviving Corporation will be changed to BPOMS/HRO, Inc.

FOURTH: The Restated Certificate of Incorporation, in the form of attached Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at:

22700 Savi Ranch Parkway
Yorba Linda, California 92887

SIXTH: A copy of the agreement of merger will be furnished by the Surviving Corporation on request, and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

SEVENTH: This Certificate of Merger will be effective at 5:01 p.m. Eastern Standard Time on December 15, 2006.

IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of BPO Management Services, Inc. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

DATED: December 15, 2006

BPO MANAGEMENT SERVICES, INC.,
a Delaware corporation

By: /s/James Cortens
Name: James Cortens
Title: President

764364.03

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION
OF
BPOMS/HRO, INC.

ARTICLE I

The name of this Corporation is BPOMS/HRO, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware and the County of Kent is 160 Greentree Drive, Suite 101, Dover, Delaware 19904 and the name of the registered agent at that address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

This Corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the Corporation is authorized to issue is 100 shares, $0.01 par value.

ARTICLE V

A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VII

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation.

ARTICLE IX

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

ARTICLE X

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE XI

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.